UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2007, Excelsior LaSalle Property Fund, Inc. (the “Fund”) entered into an agreement with Selig Enterprises, Inc, an unrelated third party, to acquire an 87.85% tenancy-in-common interest in The District at Howell Mill, a 310,000 square foot retail property built in 2006, located in Atlanta, Georgia. The gross purchase price for the Fund’s interest in the property will be approximately $68.5 million and will include the assumption of a $35.0 million mortgage loan maturing 2027, interest-only for five years at 5.30%. Additionally, at closing the property will be encumbered by a new $10.0 million second mortgage loan maturing in 2017, interest-only for five years at a fixed-rate of 6.14%. The acquisition is expected to close during the second quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior LaSalle Property Fund, Inc.
By:	/s/ Henry I. Feuerstein
Henry I. Feuerstein
President and Chief Executive Officer

Date:	May 21, 2007